Exhibit 10.6


            TERMINATION AND SETTLEMENT AGREEMENT


     This Termination and Settlement Agreement and Complete Release ("Agreement") is entered into between Petro Union, Inc. d/b/a Horizontal Ventures, Inc. (the "Company") and Richard D. Wedel ("Wedel") and relates to the resignation by Wedel of his Executive Employment Agreement with the Company and as a member of the Board of Directors.

     In consideration of the mutual promises set forth below and the good and valuable consideration, the Company and Wedel agree as follows:


     1. Consideration to Wedel . The consideration to be delivered to Wedel shall include the payment of $50,000 as a one-time severance payment which shall be payable on or before April 1, 1998 in cash. Additionally, the Company shall issue a loan to Wedel in the amount of $100,000 with interest payable at the prime rate as established by the Wall Street Journal upon the date of the execution of this agreement (8.5%), payable in full, including both principal and interest six months from the date of this agreement in a single balloon payment. The loan shall be collateralized by a stock pledge agreement and 10,000 shares of Petro Union, Inc. d/b/a Horizontal Ventures, Inc. common shares in the name of Wedel which shall be delivered to the Company along with the stock pledge agreement upon receipt of the $100,000. Additionally, the Company shall maintain Wedel's medical insurance coverage as currently in effect through July 31, 1998.

     2. Consideration to the Company. In exchange for the consideration to be received by Wedel, Wedel agrees to not on his own or engage in any employment with or own more than 5% interest as a shareholder in any Company, or in any other manner, compete with the Company's Amoco technology based horizontal drilling business for a period of three years from the date of this agreement. This non-compete is not intended to otherwise restrict Wedel's ability to be gainfully employed in the oil and gas business or to operate his own business so long as he does not utilize the Amoco technology except through the payment for services at market rates for that technology directly to the Company. This non-compete agreement includes the agreement not to interfere with or attempt to hire any of the Company's employees. Additionally, Wedel shall vote any and all common shares owned by him in the Company for a period of one year in accordance with instructions received from the Company's Board of Directors on all matters brought to a vote of shareholders.

     3. Registration and Other Stock Rights of Wedel. The Company agrees to file a registration statement to register the resale of all restricted Company shares owned by Wedel and members of his immediate family on or before April 30, 1998 and use best efforts to have that registration statement declared effective at the earliest practical date. Additionally, the Company will assist Wedel and his immediate family members in removing restrictive legends on shares not registered without cost to Wedel as legend removal is available to him under Rule 144.

     4. Protection of Confidential Information and Trade Secrets. Wedel agrees that he will not disclose or use any of the confidential information, patents and trade secrets (including but not limited to information pertaining to corporate restructuring efforts, project marketing information, including cost and pricing information, sales figures, projections or estimates, customer lists and any other non-public information) of the Company which he acquired as a result of his employment. Wedel agrees that the Company's confidential information, trade secrets and customer accounts are valuable interests in need of protection, that his agreements in this paragraph are not broader than necessary to protect such interests, and that the Company's need for protection of these interests outweighs any hardship that Wedel's agreements in this paragraph will have upon him.

     5.     Complete Release.   The parties agree to release and forever hold
harmless each other their affiliated or related companies, and all the owners, partners, stockholders, members, predecessors, successors, trustees, assigns, agents, employees, officers, directors, representatives, attorneys, divisions, subsidiaries, affiliates, holding companies, and parent companies of any of them ("Releasees"), from all claims or demands, whether known or unknown, which each may have against the Releasees, including but not limited to, any such claims or demands they may have based on Wedel's Executive Employment Agreement with the Company. This includes a release of any rights or claims Wedel may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1991, the Americans With Disabilities Act, the Employee Retirement Income Security Act (ERISA), the Equal Pay Act, or any other federal , state or local laws or regulations. This also includes a release of any claims for wrongful discharge, breach of express or implied contract, breach of express or implied covenant of good faith and fair dealing, and any tort claims. This release also includes any claim arising from any alleged negligent or grossly negligent conduct on the part of either party or the Releasees. Both parties agree never to file a lawsuit asserting any claims that are released hereby. The Company and Wedel agree that they are entering into this Agreement to resolve any differences that may exist between them and to avoid litigation and buy peace. By entering into this Agreement, neither party admits any liability or wrongdoing. Both parties agree that if either breaks its promise herein and files a lawsuit based on legal claims that are released hereby, he will indemnify the other party and any of the Releasees, for all costs, losses, or judgments incurred by them, including reasonable attorneys' fees and disbursements incurred in defending against such claim.

     6. Agreement to be Confidential. Wedel agrees that he will keep the terms, amount and fact of this Agreement completely confidential, and that, unless required to do so by law, he will not disclose any information concerning this Agreement to anyone (other than his attorneys and his accountant, all of whom shall be subject to this confidentiality provision), including but not limited to any past, present, future or prospective employee or applicant for employment with the Company or any related company.

     7. Cooperation by Wedel. Wedel agrees to make himself reasonably available to the Company in the future to consult with management and their attorneys on any project and/or issues outstanding at the time of his termination to assist in the transition. The Company agrees to pay any reasonable expense of Wedel in this regard and pay a per diem therefore.

     8. Arbitration. Any dispute which arises as a result of this Termination and Settlement Agreement or as a result of any instruments including notes or pledge agreements which arise as a result of this agreement, shall be submitted to binding arbitration in the city and state of New York pursuant to the rules then pertaining as established by the American Arbitration Association and any award granted as a result of said arbitration may include attorneys' fees and court costs to the prevailing party. Any award shall be enforceable pursuant to the Uniform Arbitration Act through any court of competent jurisdiction.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.

     I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHT TO CONSULT WITH A PRIVATE ATTORNEY OF MY CHOICE OR A REPRESENTATIVE OF A FEDERAL, STATE OR LOCAL GOVERNMENT AGENCY, AND AFFIRM THAT I HAVE AVAILED MYSELF OF THIS RIGHT TO THE FULL EXTENT, IF ANY, THAT I DESIRED.


                                    PETRO UNION, INC. d/b/a
                                    HORIZONTAL VENTURES, INC.


/s/ Richard D. Wedel                     /s/ Randeep Grewal
________________________________    By:______________________________
Richard D. Wedel                     Randeep Grewal, Chief Executive Officer

      3/12/98                            3/12/98
Date:____________________________  Date:_____________________________